MEDIAMAX TECHNOLOGY CORPORATION
A Nevada corporation
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

  In connection with the Quarterly Report of MediaMax Technology Corporation (the "Company") on Form 10-QSB for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott Stoegbauer, Chief Executive Officer and Principal Financial Officer, certify, pursuant to 18 U.S.C. SS 1350, as adopted pursuant to SS 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to MediaMax Technology Corporation, and will be retained by MediaMax Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 21, 2006	By:	/s/ Scott Stoegbauer
Scott Stoegbauer
Title: Chief Executive Officer
Principal Financial Officer